For Immediate Release

               FIRST DELTAVISION, INC. SIGNS PLAN AND AGREEMENT
                             OF REORGANIZATION


Salt Lake City, Utah (May 21, 2003) - First Deltavision, Inc., a Nevada publicly trading company ("First Deltavision"), today announced the signing of a Plan and Agreement of Reorganization (the "Agreement") with G Media Network, Inc., a Nevada corporation ("G Media"), pursuant to which the shareholders of G Media will be issued 6,000,000 shares of First Deltavision, constituting 81.72% of the post-reorganization outstanding shares of First Deltavision.
The completion of the transaction is subject to the satisfaction of the conditions of closing set forth in the Agreement
Under the terms of this Agreement, a new management team will be appointed and the Company will change its name to G Media Network Inc. In addition, the Company intends to authorize a two for one forward stock split.
David Gordon, President and CEO of G Media Network Inc., stated, "We are pleased this first step has been accomplished, as it is just the beginning of G Media's objective to become a leading international converging media company directed towards high net worth individuals."

G Media's growth will be derived from its own profits as well as through acquisitions, alliances and joint ventures with related print, television, Internet and converging media companies. To this effect, G Media has already targeted other related acquisitions, which it intends to pursue in the near future.

Gordon added, "Media companies are once again increasing upwards in value after a long period of deflated advertising income and the next several years should be incredibly profitable for those who enter into it now."

About G Media Network, Inc.

G Media Network, Inc proposes to be an international converging media and publishing company whose objective is to create, circulate and promote interconnected locally originating combined print "lifestyle" advertiser supported publications and Internet web sites directed exclusively to high net worth affluent local residents and national and retail high end advertisers in capital cities of the world. The company is headquartered in Beverly Hills, California. Its first local objective is to launch its network's flagship upscale print publication "LUXURY MAGAZINE" and Internet site in Beverly Hills, Bel Air and Los Angeles affluent Westside communities.

About First Deltavision Inc.

First Delta Vision, Inc., (OTC-BB: FTDV), First Deltavision, Inc., is a development stage company and has no operations at this time.

All forward-looking statements contained herein are deemed by the company to be covered by and to qualify for the safe harbor protection provided by the private securities litigation reform act of 1995 (the "1995 act"). Shareholders and prospective shareholders should understand that several factors govern whether any forward-looking statement contained herein will be or can be achieved, any one of those factors could cause actual results to differ materially from those projected herein. These forward-looking statements include plans and objectives of management for future operation, including plans and objectives relating to the products and the future economic performance of the company. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economy, competitive and market conditions, future business decisions, and the time and money required to successfully complete development projects, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the company. Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of those assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated in any of the forward-looking statements contained herein will be realized. Based on actual experience and business developments, the impact of which may cause the company to alter its marketing, capital expenditure plans or other budgets, which may in turn affect the company's results of operations in light of the significant uncertainties inherent in the forward-looking statement included herein, the inclusion of any such statement should not be regarded as a representation by the company or any other person that the objective or plans of the company will be achieved.

Contact Information:

     FIRST DELTAVISION, INC.G MEDIA NETWORK
    David C. Merrell, PresidentDavid Gordon, President
      Sandy, Utah Beverly Hills, CA
      (801) 942-0555(323) 852-9877
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